UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2020

Mallinckrodt plc

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Lotus Park, The Causeway, Staines-Upon-Thames
Surrey TW18 3AG, United Kingdom
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  +44 017 8463 6700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $0.20 per share	MNK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.     Other Events.
As previously disclosed, on April 7, 2020, Mallinckrodt International Finance S.A. and Mallinckrodt CB LLC (the “Issuers”), two wholly-owned subsidiaries of Mallinckrodt plc, consummated a private exchange with certain noteholders of their holdings of 4.875% Senior Notes due 2020 issued by the Issuers (the “Existing Notes”) (consisting of approximately $495.0 million aggregate principal amount of the Existing Notes) for new 10.000% First Lien Senior Secured Notes due 2025 issued by the Issuers (the “New Notes”), at a rate of $1,000 of New Notes for every $1,000 of Existing Notes exchanged.
On April 15, 2020, the Issuers paid in full the remaining approximately $119.8 million in principal amount of outstanding Existing Notes at the maturity thereof with cash on hand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PLC
(registrant)

Date:	April 15, 2020	By:	/s/ Bryan M. Reasons
Bryan M. Reasons
Executive Vice President and Chief Financial Officer